EXHIBIT 21.1

SUBSIDIARIES OF CONDUENT INCORPORATED

The following companies are subsidiaries of Conduent Incorporated as of December 31, 2019. Unless otherwise noted, a subsidiary is a company in which Conduent Incorporated or a subsidiary of Conduent Incorporated holds 50% or more of the voting stock. The names of other subsidiaries have been omitted as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary:

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Conduent Care Management, Inc.	Arizona
Conduent Healthy Communities Corporation	California
Conduent Asset Management Group, LLC	Delaware
Conduent BPO Services, LLC	Delaware
Conduent Workers Compensation Holdings, Inc.	Delaware
Conduent Defense, LLC	Delaware
Conduent EDI Solutions, Inc.	Delaware
Conduent Education Loan Services LLC	Delaware
Conduent Global, Inc.	Delaware
Conduent Health Administration, Inc.	Delaware
Conduent Human Resources Services, LLC	Delaware
Conduent Lending, Inc.	Delaware
Conduent Medical Claims Management Solutions, LLC	Delaware
Conduent Middle East, Inc.	Delaware
Conduent TradeOne Marketing, Inc.	Delaware
Conduent Securities LLC	Delaware
Conduent Care Solutions, LLC	Delaware
Conduent Card Service LLC	Delaware
Conduent Finance, Inc.	Delaware
Conduent Education Industry Services, LLC	Delaware
Conduent Payment Integrity Solutions, Inc	Delaware
Conduent Public Health Solutions, Inc.	Delaware
Conduent ParkIndy, LLC	Delaware
Conduent Health Assessments, LLC	Delaware
The National Abandoned Property Processing Corporation	Delaware
Conduent Business Services, LLC	Delaware
Conduent Education Services, LLC	Delaware
Conduent Education Solutions, LLC	Delaware
Conduent European Funding LLC	Delaware
Conduent Export LLC	Delaware
Conduent Federal Solutions, LLC	Delaware
Conduent Mortgage Services, Inc.	Delaware
Conduent Credit Balance Solutions, LLC	Delaware
Conduent State Healthcare, LLC	Delaware
Conduent Healthcare Knowledge Solutions LLC	Florida
Conduent Transport Solutions, Inc.	Georgia
Conduent Wireless Data Services (Operations) Inc.	Idaho
Conduent Human Services, LLC	Indiana
Conduent Healthcare Information Services, Inc.	Indiana
Conduent Image Solutions, Inc.	Louisiana

EXHIBIT 21.1

Conduent Commercial Solutions, LLC	Nevada
Conduent Patient Access Solutions, LLC	New Jersey
Conduent Compliance & Risk Consulting Corporation	New York
Conduent State & Local Solutions, Inc.	New York
Conduent Performance Improvement Solutions, Inc.	Oregon
Conduent Customer Care Solutions, Inc.	Oregon
Conduent HR Services, LLC	Pennsylvania
Conduent Healthcare Data Management, Inc.	Tennessee
Conduent Securities Services, Inc.	Texas
ACS Welfare Benefit Trust	Texas
Conduent Legal & Compliance Solutions, LLC	Texas
Mercury Fund II, Ltd.	Texas
Conduent Business Process Optimization Services, Inc.	Texas
Conduent WDS Global—Texas, Inc.	Texas
Conduent Heritage, LLC	Virginia
Conduent Learning Services, Inc.	Washington
Conduent Wireless Data Services North America Inc.	Washington
Conduent Care and Quality Solutions, Inc.	Wisconsin
Eagle Connect Sh.p.k.	Albania
Voice Star Sh.p.k.	Albania
Consilience Software Australasia Pty Ltd	Australia
Conduent Business Services (Australasia) PTY. LTD.	Australia
Wireless Data Services PTY Limited	Australia
Affiliated Computer Services Austria GmbH	Austria
Affiliated Computer Services International (Barbados) Limited	Barbados
Conduent (Belgium)	Belgium
ACS Transportation Services Participacoes Ltda	Brazil
Conduent Servicos de Terceirizacao de Processos de Negocios Ltda.	Brazil
Conduent Consultoria e Servicos de Recursos Humanos Ltda	Brazil
Conduent do Brasil Servicos de Call Center Ltda.	Brazil
Conduent Business Services Canada, Inc./Services D’affaires Conduent Canada Inc.	Canada
ACS Road Technology Services (Beijing) Co. Ltd.	China
Affiliated Computer Services (Tianjin) Co., Ltd.	China
ML Colombia S.A.	Colombia
Conduent Czech Republic s.r.o.	Czech Republic
Affiliated Computer Services (Fiji) Limited	Fiji
Conduent Business Process Solutions (France) SAS	France
Conduent Business Solutions (France) SAS	France
Affiliated Computer Services of Germany GmbH	Germany
ACS Holdings (Germany) GmbH	Germany
Invoco Holding GmbH	Germany
Invoco Business Solutions GmbH	Germany
Invoco Communication Center GmbH	Germany
Invoco Customer Service GmbH	Germany

EXHIBIT 21.1

Invoco Helpline GmbH	Germany
Invoco Marketing & Vetrieb GmbH	Germany
Invoco Media Sales GmbH	Germany
Invoco Multimeida GmbH	Germany
Invoco Sales GmbH	Germany
Invoco Service Center GmbH	Germany
Invoco Services & Sales GmbH	Germany
Invoco Technical Service GmbH	Germany
ACS-BPS (Ghana) Limited	Ghana
Conduent Business Services de Guatemala, Sociedad Anonima	Guatemala
ACS China Solutions Hong Kong Limited	Hong Kong
Conduent Business Solutions (Hong Kong) Limited	Hong Kong
Conduent Business Services India LLP	India
Conduent Ireland Limited	Ireland
Conduent Business Services Italy S.r.l.	Italy
Nuova Karel Soluzioni S.r.l. unipersonale	Italy
Conduent Business Solutions Italia, S.p.A.	Italy
Conduent Solutions (Jamaica) Limited	Jamaica
Conduent Jamaica Limited	Jamaica
United Call Solutions (Jamaica) Limited	Jamaica
Affiliated Computer Services Holdings (Luxembourg) S.A.R.L.	Luxembourg
Conduent Business Services Malaysia Sdn. Bhd.	Malaysia
ACS Malta Limited	Malta
Conduent de Mexico, S.A. de C.V.	Mexico
Conduent Solutions de Mexico, S. de R.L. de C.V.	Mexico
Affiliated Computer Services International B.V.	Netherlands
Continuum Global Solutions Holdings B.V.	Netherlands
Customer Helpline Holdings (Netherlands) B.V.	Netherlands
Wilhaave Groep B.V.	Netherlands
Unamic Holding B.V.	Netherlands
Unamic/HCN B.V.	Netherlands
Conduent Business Services (Netherlands) B.V.	Netherlands
Market Line Peru S.A.C.	Peru
ACS Solutions Peru S.A.	Peru
Conduent Business Services Philippines, Inc.	Philippines
Conduent Solutions Philippines, Inc.	Philippines
ACS Solutions Poland Sp. Z.o.o.	Poland
Affiliated Computer Services of Poland Sp. z.o.o.	Poland
ACS Puerto Rico, LLC	Puerto Rico
Conduent Business Solutions of Puerto Rico, Inc.	Puerto Rico
Conduent Business Services Romania S.r.l.	Romania
Conduent Europe Finance Limited Partnership	Scotland
Wireless Data Services (Asia Pacific) PTE Ltd.	Singapore
Conduent (PTY) LTD	South Africa
Conduent Business Services, S.L.	Spain

EXHIBIT 21.1

Xerox Business Solutions Spain, S.L.	Spain
Conduent Holdings (St. Lucia) Ltd.	St. Lucia
Affiliated Computer Services GmbH	Switzerland
Conduent Business Solutions AG	Switzerland
Continuum Global Musteri Hizmetleri Limited Sirketi	Turkey
Conduent Accounts Receivable Ltd.	United Kingdom
Conduent Business Process Solutions Limited	United Kingdom
Conduent Parking Enforcement Solutions Limited	United Kingdom
Wireless Data Services Limited	United Kingdom